Exhibit 5.3

Date	23 March 2021

STERIS plc

STERIS Irish FinCo Unlimited Company

STERIS Corporation

STERIS Limited

c/o STERIS plc

70 Sir John Rogerson’s Quay

Dublin 2

Ireland D02 R296

Re: Registration Statement on Form S-3 filed by, amongst others, STERIS plc (a public limited company incorporated in Ireland, the “Parent”), STERIS Irish FinCo Unlimited Company (a public unlimited company incorporated in Ireland, the “Issuer”) and STERIS Limited (a company incorporated in England and Wales, the “Company”) relating to the Registration (defined below)

Dear Sirs

1.	We have acted as advisers to the Company as to English law in relation to the Registration Statement on Form S-3 to which this opinion will be filed as an exhibit (the “Registration Statement”).

2.

The Registration Statement relates to the registration (the “Registration”) under the US Securities Act of 1933 as amended (the “Securities Act”) of securities that may be issued by the Parent and certain of its subsidiaries (including the Issuer and the Company) from time to time, including debt securities that may be issued by the Parent or the Issuer (the “Debt Securities”). The Debt Securities, if issued by the Parent or the Issuer, may be fully and unconditionally guaranteed on a joint and several basis by the applicable guarantors named in the Registration Statement, including the Company.

3.	This opinion letter (the “Opinion”) is delivered to you in connection with the Registration Statement.

4.	For the purposes of giving this Opinion we have examined the following documents:

(a)	a scanned copy of the Registration Statement dated 23 March 2021;

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(b)

a copy of the articles of association of the Company certified to us by a director of the Company as being complete and correct and in full force and effect as of the date hereof (the “Articles of Association”); and

(c)	certified copies of circular resolutions of the directors of the Company passed on 19 March 2021 (the “Resolutions”) relating to the Registration Statement.

We have not considered any other documents in connection with this Opinion.

5.	We have only made the following searches and enquiries in England and Wales for the purpose of giving this Opinion:

(a)	an online search on 18 March 2021 and updated on 23 March 2021 of the public documents of the Company kept at Companies House in Cardiff (the “Company Search”); and

(b)	an enquiry by Legalinx Ltd on our behalf on 23 March 2021 in respect of the Company with the Central Registry of Winding-up Petitions at the Companies Court in London (the “Enquiry”).

6.

This Opinion is given only with respect to English law in force and published at the date of this Opinion as applied by the English courts as at the date of this Opinion. We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other jurisdiction or as to the application of English or any other law by any other courts. In particular we express no opinion on European Union law (as retained within English law, following the United Kingdom’s departure from the European Union) as it affects any jurisdiction other than England. To the extent that the laws of any jurisdiction other than England may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws, including the matters contained in the opinion of Jones Day as to matters of New York law. We express no view on the validity of the matters set out in such opinion.

7.

This Opinion is given on the basis that it and any non-contractual obligations arising out of it are governed by and shall be construed in accordance with English law as at today’s date. The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Opinion.

8.	For the purposes of giving this Opinion we have, with your consent and without investigation on our part, assumed the following:

(a)	the genuineness of all signatures, stamps and seals and the authenticity and completeness of all documents submitted to us as originals;

(b)

the conformity to the originals of all documents submitted to us in translated, certified, photostatic, electronic or copy form and that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

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(c)

that the issuance of the Debt Securities, the giving of any guarantee by the Company in relation thereto and the transactions referred to in the Registration Statement or will be carried out, by each of the parties in good faith, for bona fide commercial reasons, for the purpose of carrying on their respective businesses (and, in the case of each of the Company, in furtherance of its objects, whether contained in its Articles of Association or otherwise), for the benefit of each of them respectively and on arm’s length commercial terms;

(d)

that the Company will not give any guarantee in relation to the Debt Securities in consequence of bad faith, fraud, coercion, duress, misrepresentation or undue influence or in connection with money laundering or any other unlawful activity (including any breach of anti-terrorism, anti-corruption and human rights laws and regulations);

(e)

the truth, accuracy, correctness and completeness in all respects of all information, statements, certifications, acknowledgements, confirmations and representations and warranties (with the exception of representations and warranties on matters on which we have specifically and expressly given our opinion in this Opinion);

(f)

that the Resolutions were duly passed as circular resolutions of the directors of the Company in accordance with the Articles of Association (using the correct procedure), that all of the directors signed the Resolutions, and that the facts on which the Resolutions were based were true and the directors’ decisions were taken in the light of appropriate advice and in good faith and on reasonable grounds for believing that the transactions contemplated thereby would be most likely to promote the success of the Company for the benefit of its members as a whole. The Resolutions have not subsequently been amended, rescinded, revoked or superseded and are in full force and effect;

(g)	that the information revealed by the Company Search was accurate in all respects and has not since then been altered or supplemented;

(h)	that the information revealed by the Enquiry was accurate in all respects and has not since then been altered or supplemented;

(i)

the Company is able to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) or would otherwise be solvent pursuant to any legislation applicable to it at the time of executing any guarantee of the Debt Securities (“a Guarantee”), and will not, as a consequence of executing any Guarantee, become unable to pay its debts within the meaning of that section or otherwise be insolvent pursuant to any applicable legislation;

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(j)

the Company’s “centre of main interests” (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (“EU Recast Insolvency Regulation”) as incorporated into English law pursuant to the European Union (Withdrawal) Act 2018 and The Insolvency (Amendment) (EU Exit) Regulations 2019 (SI 2019/146) and in The Cross-Border Insolvency Regulations 2006 (SI 2006/1030) (which implement the UNCITRAL Model Law on Cross-Border Insolvency in the UK) (“Cross-Border Insolvency Regulations”)) is situated in the United Kingdom and it has no “establishment” (as that term is defined in Article 2(10) of the EU Recast Insolvency Regulation and in the Cross-Border Insolvency Regulations) in any other jurisdiction; and

(k)

there is no other fact, matter or document which would affect this Opinion and which was not revealed by the documents which we have reviewed for the purposes of this Opinion or the searches and enquiries made, including, without limitation, whether:

(i)	the Company has passed a resolution for its winding up or dissolution;

(ii)

any proceedings have been commenced or steps taken for the winding up of the Company or for the appointment of any administrator, an administrative receiver or receiver or manager in relation to the Company or any assets or revenue of the Company; and/or

(iii)	any analogous procedure or step described in paragraphs (i) and (ii) above has been taken in any jurisdiction in relation to the Company.

9.

Based on the assumptions set out in paragraph 8 above and subject to the reservations, qualifications and observations set out in paragraph 10 below and any matters of fact not disclosed to us, we are of the opinion that:

(a)	the Company has been incorporated and registered with limited liability in England and Wales and:

(i)

the Company Search revealed no order or resolution for the winding up of the Company and no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator; and

(ii)	the Enquiry indicated that no petition for the winding up of the Company had been presented; and

(b)	the Company has the requisite corporate capacity to provide a guarantee of the Debt Securities.

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10.	The opinions set out in paragraph 9 above are subject to the following qualifications, reservations and observations:

(a)

We express no opinion as to matters of fact. We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom.

(b)	The Company Search is not capable of revealing conclusively whether or not:

(i)	a winding up order has been made or a resolution passed for the winding up of a company;

(ii)	an administration order has been made; or

(iii)	a receiver, administrative receiver, administrator, liquidator or moratorium monitor has been appointed,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition has been presented or an application for an administration order has been made nor will the Company Search conclusively reveal whether a charge or other restriction or prohibition has been created in relation to the real property owned by the relevant party.

(c)

The Enquiry relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to current petitions (and not those which may have been subsequently withdrawn or otherwise dealt with).

(d)	We give no opinion as to tax.

11.

This Opinion is rendered to you and is solely for your benefit in connection with the transactions covered hereby. This Opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this Opinion as Exhibit 5.3 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement on the basis that:

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(a) such disclosure is on a solely non-reliance basis;

(b)	this Opinion speaks only as of the date hereof; and

(c)

we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than you, or to take into account changes in law, facts or any other developments of which we may later become aware.

In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder

Yours faithfully

/s/ Jones Day